Exhibit 1.1

KENTUCKY POWER COMPANY

KENTUCKY POWER COST RECOVERY LLC

$477,749,000 SERIES 2025 SENIOR SECURED RECOVERY BONDS

UNDERWRITING AGREEMENT

June 5, 2025

To the Representative named in Schedule I hereto

of the Underwriters named in Schedule II hereto

Ladies and Gentlemen:

1. Introduction. Kentucky Power Cost Recovery LLC, a Delaware limited liability company (the “Issuer”), proposes to issue and sell $477,749,000 aggregate principal amount of its Series 2025 Senior Secured Recovery Bonds (the “Bonds”), identified in Schedule I hereto. The Issuer and Kentucky Power Company, a Kentucky corporation (“Kentucky Power”), and the Issuer’s direct parent and a subsidiary utility company operating within American Electric Power Company, Inc. (“AEP”), hereby confirm their agreement with the several Underwriters (as defined below) as set forth herein.

The term “Underwriters” as used herein shall be deemed to mean the entity or several entities named in Schedule II hereto and any underwriter substituted as provided in Section 7 hereof and the term “Underwriter” shall be deemed to mean any one of such Underwriters. Jefferies LLC shall act as the “Representative” on behalf of itself and the other Underwriters. All obligations of the Underwriters hereunder are several and not joint. Any action taken by the Representative on behalf of itself and the Underwriters under or in respect of this underwriting agreement (“Underwriting Agreement”) will be binding upon all the Underwriters.

2. Description of the Bonds. The Bonds will be issued pursuant to an indenture to be dated as of June 12, 2025, as supplemented by a series supplement thereto (as so supplemented, the “Indenture”), among the Issuer, U.S. Bank Trust Company, National Association, as indenture trustee (the “Indenture Trustee”) and U.S. Bank National Association as securities intermediary (the “Securities Intermediary”). The Bonds will be senior secured obligations of the Issuer and will be supported by certain cost recovery property (the “Cost Recover Property”), as more fully described in the amended and restated Financing Order issued on April 11, 2025 (the “Financing Order”) by the Kentucky Public Service Commission (the “Kentucky Commission”) relating to the Bonds, which Cost Recovery Property is to be sold to the Issuer by Kentucky Power pursuant to the Cost Recovery Property Sale Agreement, to be dated on or about June 12, 2025, between Kentucky Power and the Issuer (the “Sale Agreement”). The Cost Recovery Property securing the Bonds will be serviced pursuant to the Cost Recovery Property Servicing Agreement, to be dated on or about June 12, 2025, between Kentucky Power, as servicer, and the Issuer, as owner of the Cost Recovery Property (the “Servicing Agreement”).

3. Representations and Warranties of the Issuer. The Issuer represents and warrants to the several Underwriters that:

(a) The offer and sale of the Bonds have been registered on Form SF-1 pursuant to guidance from the Securities and Exchange Commission (the “Commission”), and in accordance with such guidance the Issuer and the Bonds meet the requirements for the use of Form SF-1 under the Securities Act of 1933, as amended (the “Securities Act”). The Issuer, in its capacity as co-registrant and issuing entity with respect to the Bonds, and Kentucky Power, in its capacity as co-registrant and as sponsor for the Issuer, have prepared and filed with the Commission a registration statement on such form on January 2, 2025 (Registration Statement Nos. 333-284112 and 333-284112-01), as amended by Amendment No. 1 thereto, filed on April 18, 2025, and as further amended by Amendment No. 2 thereto, filed on May 16, 2025, including a prospectus (the “Registration Statement”), for the registration under the Securities Act of up to $477,749,000 aggregate principal amount of the Bonds. The Registration Statement has been declared effective by the Commission and no stop order suspending such effectiveness has been issued under the Securities Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Issuer, threatened by the Commission. References herein to the term “Registration Statement” shall be deemed to refer to the Registration Statement, including any amendments thereto, and any information in a prospectus as amended or supplemented as of the Effective Date (as defined below), deemed or retroactively deemed to be a part thereof pursuant to Rule 430A under the Securities Act (“Rule 430A”) that has not been superseded or modified. “Registration Statement” without reference to a time means the Registration Statement as of the Applicable Time (as defined below), which the parties agree is the time of the first contract of sale (as used in Rule 159 under the Securities Act) for the Bonds, and shall be considered the “Effective Date” of the Registration Statement relating to the Bonds. Information contained in a form of prospectus (as amended or supplemented as of the Effective Date) that is deemed retroactively to be a part of the Registration Statement pursuant to Rule 430A shall be considered to be included in the Registration Statement as of the time specified in Rule 430A. The final prospectus relating to the Bonds, as filed with the Commission pursuant to Rule 424(b) under the Securities Act, is referred to herein as the “Final Prospectus”; and the most recent preliminary prospectus that omitted information to be included upon pricing in a form of prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act and that was used after the initial effectiveness of the Registration Statement and prior to the Applicable Time (as defined below) is referred to herein as the “Pricing Prospectus.” The Pricing Prospectus and the Issuer Free Writing Prospectuses (as defined below) identified in Schedule III, hereby considered together, are referred to herein as the “Pricing Package.”

(b) (i) At the earliest time after the filing of the Registration Statement that the Issuer or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) of the Securities Act) of the Bonds and (ii) at the date hereof, the Issuer was not an “ineligible issuer,” as defined under Rule 405 under the Securities Act.

(c) At the time the Registration Statement initially became effective, at the time of each amendment (whether by post-effective amendment, incorporated report or form of prospectus) and on the Effective Date relating to the Bonds, the Registration Statement fully complied, and the Final Prospectus, both as of its date and at the Closing Date, and the Indenture, at the Closing Date, will fully comply in all material respects with the applicable provisions of the Securities Act and the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), respectively, and, in each case, the applicable instructions, rules and regulations of the Commission thereunder; the Registration Statement, at each of the aforementioned dates, did not and will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; the Final Prospectus, both as of its date and at the Closing Date, will not contain an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, that the foregoing representations and warranties in this paragraph (c) shall not apply to statements or omissions made in reliance upon and in conformity with any Underwriter Information as defined in Section 11(b) below or to any statements in or omissions from any Statements of Eligibility on Form T-1 (or amendments thereto) of the Indenture Trustee under the Indenture filed as exhibits to the Registration Statement or to any statements or omissions made in the Registration Statement or the Final Prospectus relating to The Depository Trust Company’s (“DTC”) Book-Entry System that are based solely on information contained in published reports of DTC.

(d) As of the Applicable Time, as of its date, and on the date of its filing, the Pricing Prospectus and each Issuer Free Writing Prospectus (as defined below) (other than the Pricing Term Sheet, as defined in Section 5(b) below) did not and do not include any untrue statement of a material fact or omit (with respect to each Issuer Free Writing Prospectus, when taken together with the Pricing Prospectus) to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (except that the principal amount of the Bonds, the initial principal balance, the scheduled final payment date, the final maturity date, the expected average life and related sensitivity data, proceeds to the Issuer, underwriters’ allocation, selling concession, reallowance, discounts, issuance date and the expected sinking fund schedule described in the Pricing Prospectus were subject to completion or change based on market conditions and the interest rate, price to the public and underwriting discounts and commissions as well as certain other information dependent on the foregoing and other pricing related information was not included in the Pricing Prospectus). The Pricing Package, at the Applicable Time, did not, and at all subsequent times through the completion of the offer and the sale of the Bonds on the Closing Date will not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The two preceding sentences do not apply to statements in or omissions from the Pricing Prospectus, the Pricing Term Sheet or any other Issuer Free Writing Prospectus in reliance upon and in conformity with any Underwriter Information.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433(h) under the Securities Act, relating to the Bonds, in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Issuer’s records pursuant to Rule 433(g) under the Securities Act. References to the term “Free Writing Prospectus” shall mean a free writing prospectus, as defined in Rule 405 under the Securities Act. References to the term “Applicable Time” means 2:16 P.M., Eastern time, on the date hereof, except that if, subsequent to such Applicable Time, the Issuer, Kentucky Power and the Underwriters have determined that the information contained in the Pricing Prospectus or any Issuer Free Writing Prospectus issued prior to such Applicable Time included an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading and the Issuer, Kentucky Power and the Underwriters have agreed to terminate the old purchase contracts and have entered into new purchase contracts with purchasers of the Bonds, then “Applicable Time” will refer to the first of such times when such new purchase contracts are entered into. The Issuer represents, warrants and agrees that it has treated and agrees that it will treat each of the free writing prospectuses listed on Schedule III hereto as an Issuer Free Writing Prospectus, and that each such Issuer Free Writing Prospectus has fully complied and will fully comply with the applicable requirements of Rules 164 and 433 under the Securities Act, including timely Commission filing where required, legending and record keeping.

(e) Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the offer and sale of the Bonds on the Closing Date or until any earlier date that the Issuer or Kentucky Power notified or notifies the Representative as described in the next sentence, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information then contained in the Registration Statement. If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development the result of which is that such Issuer Free Writing Prospectus conflicts or would conflict with the information then contained in the Registration Statement or includes or would include an untrue statement of a material fact or, when considered together with the Pricing Prospectus, omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at that subsequent time, not misleading, (i) Kentucky Power or the Issuer has promptly notified or will promptly notify the Representative and (ii) Kentucky Power or the Issuer has promptly amended or will promptly amend or supplement such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission. The foregoing two sentences do not apply to statements in or omissions from any Issuer Free Writing Prospectus in reliance upon and in conformity with any Underwriter Information.

(f) The Issuer has been duly formed and is validly existing as a limited liability company in good standing under the Delaware Limited Liability Company Law, as amended, with full limited liability company power and authority to execute, deliver and perform its obligations under this Underwriting Agreement, the Bonds, the Sale Agreement, the Servicing Agreement, the Indenture, the amended and restated limited liability company operating agreement of the Issuer dated as of May 6, 2025 (the “LLC Agreement”), the amended and restated intercreditor agreement made as of September 7, 2022 and amended and restated as of December 9, 2024 (the “Intercreditor Agreement”) by and among (a) each Person designated in an Effective Joinder (as defined in the Intercreditor Agreement) (i) as a “Company” (as defined in the Intercreditor Agreement), (ii) as a “Receivables Sub-Servicer” (as defined in the

Intercreditor Agreement), and (iii) as a “Securitization Property Servicer” (as defined in the Intercreditor Agreement); (b) each Person designated in an Effective Joinder as a “Bond Issuer” (as defined in the Intercreditor Agreement); (c) each Person designated in an Effective Joinder as an “indenture trustee” (as defined in the Intercreditor Agreement); (d) AEP Credit, Inc., a Delaware corporation (the “Receivables Buyer”); and (e) JPMorgan Chase Bank, N.A., as Receivables Administrative Agent (as defined in the Intercreditor Agreement) for the Receivables Purchasers referred to in the Intercreditor Agreement and as Control Agent (as defined in the Intercreditor Agreement), the Joinder to the Intercreditor Agreement (the “Joinder Agreement”) dated as of the Closing Date, by and among the Receivables Buyer, the Receivables Administrative Agent and Control Agent for the Receivables Purchasers, Kentucky Power as a Company, Securitization Property Servicer and Receivables Sub-Servicer, the Issuer as a Bond Issuer and U.S. Bank Trust Company, National Association, a national banking association, as an indenture trustee, the administration agreement to be dated the Closing Date between the Issuer and Kentucky Power (the “Administration Agreement”) and the other agreements and instruments contemplated by the Pricing Prospectus (collectively, the “Issuer Documents”) and to own its properties and conduct its business as described in the Pricing Prospectus; the Issuer has been duly qualified as a foreign limited liability company for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, except where failure to so qualify or to be in good standing would not have a material adverse effect on the business, properties or financial condition of the Issuer; the Issuer has conducted and will conduct no business in the future that would be inconsistent with the description of the Issuer’s business set forth in the Pricing Prospectus; the Issuer is not a party to or bound by any agreement or instrument other than the Issuer Documents and other agreements or instruments incidental to its formation and the Rating Agency Letters (as defined below); the Issuer has no material liabilities or obligations other than those arising out of the transactions contemplated by the Issuer Documents and as described in the Pricing Prospectus; Kentucky Power is the beneficial owner of all of the limited liability company interests of the Issuer; and based on current law, the Issuer is not classified as an association taxable as a corporation for United States federal income tax purposes.

(g) The issuance and sale of the Bonds by the Issuer, the purchase of the Cost Recovery Property by the Issuer from Kentucky Power and the consummation of the transactions herein contemplated by the Issuer, and the fulfillment of the terms hereof on the part of the Issuer to be fulfilled, will not result in a breach of any of the terms or provisions of, or constitute a default under the Issuer’s articles of organization or limited liability company operating agreement (collectively, the “Issuer Charter Documents”), or any indenture, mortgage, deed of trust or other agreement or instrument to which the Issuer is now a party.

(h) This Underwriting Agreement has been duly authorized, executed and delivered by the Issuer, which has the necessary limited liability company power and authority to execute, deliver and perform its obligations under this Underwriting Agreement.

(i) The Issuer (i) is not in violation of the Issuer Charter Documents, (ii) is not in default and no event has occurred which, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust or other agreement or instrument to which it is a party or by which it is bound or to which any of its properties is subject, except for any such defaults that would not, individually or in the aggregate, have a material adverse effect on its business, property or financial condition, and (iii) is not in violation of any law, ordinance, governmental rule, regulation or court decree to which it or its property may be subject, except for any such violations that would not, individually or in the aggregate, have a material adverse effect on its business, property or financial condition.

(j) The Indenture has been duly authorized by the Issuer, and, on the Closing Date, will have been duly executed and delivered by the Issuer and will be a valid and binding instrument, enforceable against the Issuer in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, receivership, moratorium or other similar laws relating to or affecting creditors’ or secured parties’ rights generally and by general principles of equity (including concepts of materiality, reasonableness, good faith and fair dealing), regardless of whether considered in a proceeding in equity or at law; and limitations on enforceability of rights to indemnification by federal or state securities laws or regulations or by public policy. On the Closing Date, the Indenture will (i) comply as to form in all material respects with the requirements of the Trust Indenture Act and (ii) conform in all material respects to the description thereof in the Pricing Prospectus and Final Prospectus.

(k) The Bonds have been duly authorized by the Issuer for issuance and sale to the Underwriters pursuant to this Underwriting Agreement and, when executed by the Issuer and authenticated by the Indenture Trustee in accordance with the Indenture and delivered to the Underwriters against payment therefor in accordance with the terms of this Underwriting Agreement, will constitute valid and binding obligations of the Issuer entitled to the benefits of the Indenture and enforceable against the Issuer in accordance with their terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, receivership, moratorium or other similar laws relating to or affecting creditors’ or secured parties’ rights generally and by general principles of equity (including concepts of materiality, reasonableness, good faith and fair dealing), regardless of whether considered in a proceeding in equity or at law; and limitations on enforceability of rights to indemnification by federal or state securities laws or regulations or by public policy, and the Bonds conform in all material respects to the description thereof in the Pricing Prospectus and Final Prospectus. The Issuer has all requisite limited liability company power and authority to issue, sell and deliver the Bonds in accordance with and upon the terms and conditions set forth in this Underwriting Agreement and in the Pricing Prospectus and Final Prospectus.

(l) There is no litigation or governmental proceeding to which the Issuer is a party or to which any property of the Issuer is subject or which is pending or, to the knowledge of the Issuer, threatened against the Issuer that (i) could reasonably be expected to, individually or in the aggregate, have a material adverse effect on the performance by the Issuer of any of the Issuer Documents or the consummation of any of the transactions contemplated thereby or (ii) could reasonably be expected to have a material adverse effect on the Issuer’s business, property or financial condition.

(m) Other than the filing of the issuance advice letter and non-action on the part of the Kentucky Commission contemplated by Section IV.B.4. (Issuance Advice Letter and Financing Costs) of the Financing Order, no approval, authorization, consent or order of any public board or body (except such as have been already obtained and other than in connection or in compliance with the provisions of applicable blue-sky laws or securities laws of any state, as to which the Issuer makes no representations or warranties), is legally required for the issuance and sale by the Issuer of the Bonds.

(n) The Issuer is not, and, after giving effect to the sale and issuance of the Bonds and the application of the proceeds thereof as described in the Pricing Prospectus and the Final Prospectus, will not be an “investment company” within the meaning of the Investment Company Act of 1940, as amended (the “1940 Act”).

(o) The Issuer will rely on an exclusion or exemption from the definition of “investment company” under the 1940 Act under Rule 3a-7 promulgated thereunder, although there may be additional exclusions or exemptions available to the Issuer. The Issuer is not a “covered fund” for purposes of regulations adopted to implement Section 619 of the Dodd-Frank Wall Street Reform and Consumer Protection Act.

(p) The nationally recognized accounting firm which has performed certain procedures with respect to certain statistical and structural information contained in the Pricing Prospectus and the Final Prospectus, are independent public accountants.

(q) Each of the Sale Agreement, the Servicing Agreement, the Intercreditor Agreement, the Joinder Agreement, the Administration Agreement and LLC Agreement has been duly authorized by the Issuer, and when executed and delivered by the Issuer on or prior to the Closing Date and the other parties thereto, will constitute a valid and legally binding obligation of the Issuer, enforceable against the Issuer in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, receivership, moratorium or other similar laws relating to or affecting creditors’ or secured parties’ rights generally and by general principles of equity (including concepts of materiality, reasonableness, good faith and fair dealing), regardless of whether considered in a proceeding in equity or at law, and limitations on enforceability of rights to indemnification by federal or state securities laws or regulations or by public policy.

(r) The Issuer has complied with the written representations, acknowledgements and covenants (the “17g-5 Representations”) relating to compliance with Rule 17g-5 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) set forth in (i) the undertaking letter related to the Bonds by Kentucky Power to Moody’s (as defined below) and (ii) the undertaking letter related to the Bonds from Kentucky Power to S&P (as defined below, and together with Moody’s, the “Rating Agencies”) and the Issuer (collectively, the “Rating Agency Letters”), other than (x) any noncompliance of the 17g-5 Representations that would not have a material adverse effect on the rating of the Bonds or the Bonds or (y) any noncompliance arising from the breach by an Underwriter of the representations and warranties and covenants set forth in Section 13 hereof.

(s) The Issuer will comply, and has complied, in all material respects, with its diligence and disclosure obligations in respect to the Bonds under Rule 193 of the Securities Act and Items 1111(a)(7) and 1111(a)(8) of Regulation AB under the Securities Act.

(t) The Bonds are not subject to the risk retention requirements imposed by Section 15G of the Exchange Act.

4. Representations and Warranties of Kentucky Power. Kentucky Power represents and warrants to the several Underwriters that:

(a) Kentucky Power, in its capacity as co-registrant and sponsor for the Issuer and with respect to the Bonds, meets the requirements to use Form SF-1 under the Securities Act and has filed with the Commission the Registration Statement for the registration under the Securities Act of up to $ 477,749,000 aggregate principal amount of the Bonds. The Registration Statement has been declared effective by the Commission and no stop order suspending such effectiveness has been issued under the Securities Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of Kentucky Power, threatened by the Commission.

(b) (i) At the earliest time after the filing of the Registration Statement that Kentucky Power or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) of the Securities Act) of the Bonds and (ii) the date hereof, Kentucky Power was not and is not an “ineligible issuer” as defined in Rule 405 under the Securities Act.

(c) At the time the Registration Statement initially became effective, at the time of each amendment (whether by post-effective amendment, incorporated report or form of prospectus) and on the Effective Date relating to the Bonds, the Registration Statement fully complied, and the Final Prospectus, both as of its date and at the Closing Date, and the Indenture, at the Closing Date, will fully comply in all material respects with the applicable requirements of the Securities Act and the Trust Indenture Act, respectively, and, in each case, the applicable instructions, rules and regulations of the Commission thereunder; the Registration Statement, at each of the aforementioned dates, did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; the Final Prospectus, both as of its date and at the Closing Date, will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, that the foregoing representations and warranties in this paragraph (b) shall not apply to statements or omissions made in reliance upon and in conformity with any Underwriter Information or to any statements in or omissions from any Statement of Eligibility on Form T-1, or amendments thereto, of the Indenture Trustee under the Indenture filed as exhibits to the Registration Statement or to any statements or omissions made in the Registration Statement or the Final Prospectus relating to DTC’s Book-Entry System that are based solely on information contained in published reports of DTC.

(d) As of the Applicable Time, as of its date, and on the date of its filing the Pricing Prospectus and each Issuer Free Writing Prospectus (other than the Pricing Term Sheet) did and do not include any untrue statement of a material fact or omit (with respect to each Issuer Free Writing Prospectus, when taken together with the Pricing Prospectus) to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (except that the principal amount of the Bonds, the initial principal balance, the scheduled final payment date, the final maturity date, the expected average life and related security data proceeds to the Issuer, underwriters’ allocation, selling concession, reallowance discounts, issuance date, the expected amortization schedule and the expected sinking fund schedule described in the Pricing Prospectus were subject to completion or change based on market conditions, and the interest rate, price to the public and underwriting discounts and commissions as well as certain other information dependent on the foregoing and other pricing related information was not included in the Pricing Prospectus). The Pricing Package, at the Applicable Time, did not, and at all subsequent times through the completion of the offer and the sale of the Bonds on the Closing Date, will not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The two preceding sentences do not apply to statements in or omissions from the Pricing Prospectus, the Pricing Term Sheet or any other Issuer Free Writing Prospectus in reliance upon and in conformity with any Underwriter Information. Kentucky Power represents, warrants and agrees that it has treated and agrees that it will treat each of the free writing prospectuses listed on Schedule III hereto as an Issuer Free Writing Prospectus, and that each such Issuer Free Writing Prospectus has fully complied and will fully comply with the applicable requirements of Rules 164 and 433 under the Securities Act, including timely Commission filing where required, legending and record keeping.

(e) Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the offer and sale of the Bonds on the Closing Date or until any earlier date that the Issuer or Kentucky Power notified or notifies the Representative as described in the next sentence, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information then contained in the Registration Statement. If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development the result of which is that such Issuer Free Writing Prospectus conflicts or would conflict with the information then contained in the Registration Statement or includes or would include an untrue statement of a material fact or, when considered together with the Pricing Prospectus, omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at that subsequent time, not misleading, (i) Kentucky Power or the Issuer has promptly notified or will promptly notify the Representative and (ii) Kentucky Power or the Issuer has promptly amended or will promptly amend or supplement such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission. The foregoing two sentences do not apply to statements in or omissions from any Issuer Free Writing Prospectus in reliance upon and in conformity with any Underwriter Information.

(f) Kentucky Power has been duly formed and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own, lease and operate its properties and to conduct its business as presently conducted and as set forth in or contemplated by the Pricing Prospectus, and is qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or be in good standing would not have a material adverse effect on the business, property or financial condition of Kentucky Power and its subsidiaries considered as a whole, and has all requisite power and authority to sell Cost Recovery Property as described in the Pricing Prospectus and to otherwise perform its obligation under any Issuer Document to which it is a party. Kentucky Power is the beneficial owner of all of the limited liability company interests of the Issuer.

(g) Kentucky Power has no significant subsidiaries within the meaning of Rule 1-02(w) of Regulation S-X.

(h) The transfer by Kentucky Power of all of its rights and interests under the Financing Order relating to the Bonds to the Issuer and the consummation of the transactions herein contemplated by Kentucky Power, and the fulfillment of the terms hereof on the part of Kentucky Power to be fulfilled, will not result in a breach of any of the terms or provisions of, or constitute a default under, Kentucky Power’s organizational documents (the “Kentucky Power Charter Documents”), or in a material breach of any of the terms of, or constitute a material default under, any indenture, mortgage, deed of trust or other agreement or instrument to which Kentucky Power is now a party.

(i) This Underwriting Agreement has been duly authorized, executed and delivered by Kentucky Power, which has the necessary corporate power and authority to execute, deliver and perform its obligations under this Underwriting Agreement.

(j) Kentucky Power (i) is not in violation of the Kentucky Power Charter Documents, (ii) is not in default and no event has occurred which, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust or other agreement or instrument to which it is a party or by which it is bound or to which any of its properties is subject, except for any such defaults that would not, individually or in the aggregate, have a material adverse effect on the business, property or financial condition of Kentucky Power and its subsidiaries considered as a whole, or (iii) is not in violation of any law, ordinance, governmental rule, regulation or court decree to which it or its property may be subject, except for any such violations that would not, individually or in the aggregate, have a material adverse effect on the business, property or financial condition of Kentucky Power and its subsidiaries considered as a whole.

(k) Except as set forth or contemplated in the Pricing Prospectus, there is no litigation or governmental proceeding to which Kentucky Power or any of its subsidiaries is a party or to which any property of Kentucky Power or any of its subsidiaries is subject or which is pending or, to the knowledge of Kentucky Power, threatened against Kentucky Power or any of its subsidiaries that would reasonably be expected to, individually or in the aggregate, result in a material adverse effect on the Issuer’s business, property, or financial condition or on Kentucky Power’s ability to perform its obligations under the Sale Agreement and the Servicing Agreement.

(l) Other than the filing of the issuance advice letter and non-action on the part of the Kentucky Commission contemplated by Section IV.B.4. (Issuance Advice Letter and Financing Costs) of the Financing Order, no approval, authorization, consent or order of any public board or body (except such as have been already obtained and other than in connection or in compliance with the provisions of applicable blue-sky laws or securities laws of any state, as to which Kentucky Power makes no representations or warranties), is legally required for the issuance and sale by the Issuer of the Bonds.

(m) Kentucky Power is not and after giving effect to the sale and issuance of the Bonds, neither Kentucky Power or the Issuer will be, an “investment company” within the meaning of the 1940 Act.

(n) Relying on an exclusion or exemption from the definition of “investment company” under the 1940 Act under Section 3(c)(5) thereof, although additional exclusions or exemptions may be available, the Issuer is not a “covered fund” for purposes of the regulations adopted to implement Section 619 of the Dodd-Frank Wall Street Reform and Consumer Protection Act.

(o) Each of the Sale Agreement, the Servicing Agreement, the Administration Agreement, the Joinder Agreement and the Intercreditor Agreement (by execution of the Joinder Agreement), will have been prior to the Closing Date duly and validly authorized by Kentucky Power, and when executed and delivered by Kentucky Power and the other parties thereto will constitute a valid and legally binding obligation of Kentucky Power, enforceable against Kentucky Power in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, receivership, moratorium or other similar laws relating to or affecting creditors’ or secured parties’ rights generally and by general principles of equity (including concepts of materiality, reasonableness, good faith and fair dealing), regardless of whether considered in a proceeding in equity or at law, and limitations on enforceability of rights to indemnification by federal or state securities laws or regulations or by public policy.

(p) There are no Kentucky transfer taxes related to the transfer of the Cost Recovery Property or the issuance and sale of the Bonds to the Underwriters pursuant to this Underwriting Agreement required to be paid at or prior to the Closing Date by Kentucky Power or the Issuer.

(q) The nationally recognized accounting firm referenced in Section 3(p) and 9(r) is a firm of independent public accountants with respect to Kentucky Power as required by the Securities Act and the rules and regulations of the Commission thereunder.

(r) Kentucky Power, in its capacity as sponsor with the respect to the Bonds, has caused the Issuer to comply with the 17g-5 Representations, other than (x) any noncompliance of the 17g-5 Representations that would not have a material adverse effect on the rating of the Bonds or the Bonds or (y) any noncompliance arising from the breach by an Underwriter of the representations and warranties and covenants set forth in Section 13 hereof.

(s) Kentucky Power will comply, and has complied, in all material respects, with its diligence and disclosure obligations in respect to the Bonds under Rule 193 of the Securities Act and Items 1111(a)(7) and 1111(a)(8) of Regulation AB.

(t) Neither Kentucky Power nor any of its subsidiaries nor, to the knowledge of Kentucky Power, any director, officer, agent or employee of Kentucky Power or any of its subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and Kentucky Power will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(u) The Bonds are not subject to the risk retention requirements imposed by Section 15G of the Exchange Act.

5. Investor Communications.

(a) Issuer and Kentucky Power represent and agree that, unless they obtain the prior consent of the Representative, and each Underwriter represents and agrees that, unless it obtains the prior consent of the Issuer and Kentucky Power and the Representative, it has not made and will not make any offer relating to the Bonds that would constitute an Issuer Free Writing Prospectus, or that would otherwise constitute a “free writing prospectus,” required to be filed by the Issuer or Kentucky Power, as applicable, with the Commission or retained by the Issuer or Kentucky Power, as applicable, under Rule 433 under the Securities Act; provided, that the prior written consent of the parties hereto shall be deemed to have been given in respect of the Pricing Term Sheet and each other Free Writing Prospectus identified in Schedule III hereto.

(b) Kentucky Power and the Issuer (or the Representative at the direction of the Issuer) will prepare a final pricing term sheet relating to the Bonds (the “Pricing Term Sheet”), containing only information that describes the final pricing terms of the Bonds and otherwise in a form consented to by the Representative, and will file the Pricing Term Sheet within the period required by Rule 433(d)(5)(ii) under the Securities Act following the date such final pricing terms have been established for the offering of the Bonds. The Pricing Term Sheet is an Issuer Free Writing Prospectus for purposes of this Underwriting Agreement.

(c) Each Underwriter may provide to investors one or more of the Free Writing Prospectuses, including the Pricing Term Sheet, subject to the following conditions:

(i) An Underwriter shall not convey or deliver any Written Communication (as defined herein) to any person or entity in connection with the initial offering of the Bonds, unless such Written Communication (A) constitutes a prospectus satisfying the requirements of Rule 430A under the Securities Act, or (B)(i) is made in reliance on Rule 134 under the Securities Act, is an Issuer Free Writing Prospectus listed on Schedule III hereto or is an Underwriter Free Writing Prospectus (as defined below) and (ii) such Written Communication is preceded or accompanied by a prospectus satisfying the requirements of Section 10(a) of the Securities Act. “Written Communication” has the same meaning as that term is defined in Rule 405 under the Securities Act.

An “Underwriter Free Writing Prospectus” means any free writing prospectus that contains only preliminary or final terms of the Bonds and is not required to be filed by Kentucky Power or the Issuer pursuant to Rule 433 under the Securities Act and that contains information substantially the same as the information contained in the Pricing Prospectus or Pricing Term Sheet (including, without limitation, (i) the class, size, rating, price, CUSIPs, coupon, yield, spread, benchmark, status and/or legal maturity date of the Bonds, the weighted average life, expected first and final scheduled payment dates, trade date, settlement date, transaction parties, credit enhancement, logistical details related to the location and timing of access to the roadshow, ERISA eligibility, legal investment status and payment window of one or more classes of Bonds and (ii) a column or other entry showing the status of the subscriptions for the Bonds, both for the Bonds as a whole and for each Underwriter’s retention, and/or expected pricing parameters of the Bonds).

(ii) Each Underwriter shall comply with all applicable laws and regulations in connection with the use of Free Writing Prospectuses and the Pricing Term Sheet, including but not limited to Rules 164 and 433 under the Securities Act.

(iii) All Free Writing Prospectuses provided to investors, whether or not filed with the Commission, shall bear a legend including substantially the following statement:

The Issuer and Kentucky Power have filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Issuer and Kentucky Power have filed with the SEC for more complete information about the Issuer and Kentucky Power and the offering. You may get these documents for free by visiting EDGAR on the SEC web site at www.sec.gov. Alternatively, Issuer, any underwriter or any dealer participating in the offering will arrange to send you the base prospectus if you request it by calling Jefferies LLC toll-free at 877-821-7388 or visiting Prospectus_Department@Jefferies.com.

The Issuer and the Representative shall have the right to require additional specific legends or notations to appear on any Free Writing Prospectus, the right to require changes regarding the use of terminology and the right to determine the types of information appearing therein with the approval of, in the case of the Issuer, Representative and, in the case of the Representative, the Issuer (which in either case shall not be unreasonably withheld).

(iv) Each Underwriter covenants with the Issuer and Kentucky Power that after the Final Prospectus is available such Underwriter shall not distribute any written information concerning the Bonds to an investor unless such information is preceded or accompanied by the Final Prospectus or by notice to the investor that the Final Prospectus is available for free by visiting EDGAR on the SEC website at www.sec.gov.

(v) Each Underwriter covenants that if an Underwriter shall use an Underwriter Free Writing Prospectus that contains information in addition to (x) “issuer information,” including information with respect to Kentucky Power, as defined in Rule 433(h)(2) under the Securities Act or (y) the information in the Pricing Package, the liability arising from its use of such additional information shall be the sole responsibility of the Underwriter using such Underwriting Free Writing Prospectus unless the Underwriter Free Writing Prospectus (or any information contained therein) was consented to in advance by Kentucky Power; provided, however, that, for the avoidance of doubt, this clause (v) shall not be interpreted as tantamount to the indemnification obligations contained in Section 11(b) hereof.

6. Purchase and Sale. On the basis of the representations and warranties herein contained, and subject to the terms and conditions herein set forth, the Issuer shall sell to each of the Underwriters, and each Underwriter shall purchase from the Issuer, at the time and place herein specified, severally and not jointly, at the purchase price set forth in Schedule I hereto, the principal amount of the Bonds set forth opposite such Underwriter’s name in Schedule II hereto. The Underwriters agree to make a public offering of the Bonds. The Issuer shall pay (in the form of a discount to the principal amount of the offered Bonds) to the Underwriters a commission equal to $1,910,996.00 and underwriting expenses equal to $17,011.62.

7. Time and Place of Closing. Delivery of the Bonds against payment of the aggregate purchase price therefor by wire transfer in federal funds shall be made at the place, on the date and at the time specified in Schedule I hereto, or at such other place, time and date as shall be agreed upon in writing by the Issuer and the Representative. The hour and date of such delivery and payment are herein called the “Closing Date.” The Bonds shall be delivered to DTC or to U.S. Bank National Association, as custodian for DTC, in fully registered global form registered in the name of Cede & Co., for the respective accounts specified by the Representative not later than the close of business on the business day preceding the Closing Date or such other time as may be agreed upon by the Representative. The Issuer agrees to make the Bonds available to the Representative for checking purposes not later than 1:00 P.M. New York Time on the last business day preceding the Closing Date at the place specified for delivery of the Bonds in Schedule I hereto, or at such other place as the Issuer may specify.

If any Underwriter shall fail or refuse to purchase and pay for the aggregate principal amount of Bonds that such Underwriter has agreed to purchase and pay for hereunder, the Issuer shall immediately give notice to the other Underwriters of the default of such Underwriter, and the other Underwriters shall have the right within 24 hours after the receipt of such notice to determine to purchase, or to procure one or more others, who are members of the Financial Industry Regulatory Authority (“FINRA”) (or, if not members of the FINRA, who are not eligible for membership in the FINRA and who agree (i) to make no sales within the United States, its territories or its possessions or to persons who are citizens thereof or residents therein and (ii) in making sales to comply with the FINRA’s Conduct Rules) and satisfactory to the Issuer, to purchase, upon the terms herein set forth, the aggregate principal amount of Bonds that the defaulting Underwriter had agreed to purchase. If any non-defaulting Underwriter or Underwriters shall determine to exercise such right, such Underwriter or Underwriters shall give written notice to the Issuer of the determination in that regard within 24 hours after receipt of notice of any such default, and thereupon the Closing Date shall be postponed for such period, not exceeding three business days, as the Issuer shall determine. If in the event of such a default no non-defaulting Underwriter shall give such notice, then this Underwriting Agreement may be terminated by the Issuer, upon like notice given to the non-defaulting Underwriters, within a further period of 24 hours. If in such case the Issuer shall not elect to terminate this Underwriting Agreement, it shall have the right, irrespective of such default:

(a) to require each non-defaulting Underwriter to purchase and pay for the respective aggregate principal amount of Bonds that it had agreed to purchase hereunder as hereinabove provided and, in addition, the aggregate principal amount of Bonds that the defaulting Underwriter shall have so failed to purchase up to an aggregate principal amount of Bonds equal to one-ninth (1/9) of the aggregate principal amount of Bonds that such non-defaulting Underwriter has otherwise agreed to purchase hereunder, and/or

(b) to procure one or more persons, reasonably acceptable to the Representative, who are members of the FINRA (or, if not members of the FINRA, who are not eligible for membership in the FINRA and who agree (i) to make no sales within the United States, its territories or its possessions or to persons who are citizens thereof or residents therein and (ii) in making sales to comply with the FINRA’s Conduct Rules), to purchase, upon the terms herein set forth, either all or a part of the aggregate principal amount of Bonds that such defaulting Underwriter had agreed to purchase or that portion thereof that the remaining Underwriters shall not be obligated to purchase pursuant to the foregoing clause (a).

In the event the Issuer shall exercise its rights under (a) and/or (b) above, the Issuer shall give written notice thereof to the non-defaulting Underwriters within such further period of 24 hours, and thereupon the Closing Date shall be postponed for such period, not exceeding three business days, as the Issuer shall determine.

In the computation of any period of 24 hours referred to in this Section 7, there shall be excluded a period of 24 hours in respect of each Saturday, Sunday or legal holiday that would otherwise be included in such period of time.

Any action taken by the Issuer or Kentucky Power under this Section 7 shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Underwriting Agreement. Termination of this Underwriting Agreement pursuant to Section 7 shall be without any liability on the part of the Issuer, Kentucky Power or any non-defaulting Underwriter, except as otherwise provided in Sections 8(a)(vi) and 11 hereof.

8. Covenants.

(a) Covenants of the Issuer. The Issuer covenants and agrees with the several Underwriters that:

(i) The Issuer will upon request promptly deliver to the Representative and Counsel to the Underwriters a conformed copy of the Registration Statement, certified by an officer of the Issuer to be in the form as originally filed and all amendments thereto.

(ii) The Issuer will deliver to the Underwriters, as soon as practicable after the date hereof, as many copies of the Pricing Prospectus and Final Prospectus as they may reasonably request.

(iii) The Issuer will cause or has caused the Final Prospectus to be filed with the Commission pursuant to Rule 424 under the Securities Act as soon as practicable and will advise the Underwriters of any stop order suspending the effectiveness of the Registration Statement or preventing the use of the Registration Statement or the institution of any proceeding therefor of which Issuer shall have received notice. The Issuer will use its reasonable best efforts to prevent the issuance of any such stop order and, if issued, to obtain as soon as possible the withdrawal thereof. The Issuer has complied and will comply with Rule 433 and Rule 163B under the Securities Act in connection with the offering of the Bonds.

(iv) If, during such period of time (not exceeding nine months) after the Final Prospectus has been filed with the Commission pursuant to Rule 424 under the Securities Act as in the opinion of Counsel for the Underwriters (as defined below) a prospectus covering the Bonds is required by law to be delivered in connection with sales by an Underwriter or dealer (including in circumstances where such requirement may be satisfied pursuant to Rule 172 under the

Securities Act), any event relating to or affecting the Issuer, the Bonds or the Cost Recovery Property or of which the Issuer shall be advised in writing by the Representative shall occur that in the Issuer’s reasonable judgment after consultation with Counsel for the Underwriters (as defined below) should be set forth in a supplement to, or an amendment of the Pricing Package or the Final Prospectus in order to make the Pricing Package or the Final Prospectus not misleading in the light of the circumstances when it is delivered to a purchaser (including in circumstances where such requirement may be satisfied pursuant to Rule 172 under the Securities Act), the Issuer will, at its expense, amend or supplement the Pricing Package or the Final Prospectus by either (A) preparing and furnishing to the Underwriters at the Issuer’s expense a reasonable number of copies of a supplement or supplements or an amendment or amendments to the Pricing Package or the Final Prospectus or (B) making an appropriate filing pursuant to Section 13 or Section 15 of the Exchange Act, which will supplement or amend the Pricing Package or the Final Prospectus so that, as supplemented or amended, it will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances when the Pricing Package or the Final Prospectus is delivered to a purchaser (including in circumstances where such requirement may be satisfied pursuant to Rule 172 under the Securities Act), not misleading; provided that should such event relate solely to the activities of any of the Underwriters, then such Underwriters shall assume the expense of preparing and furnishing any such amendment or supplement. The Issuer will also fulfill its obligations set out in Section 3(e) above. The Issuer will advise the Underwriters promptly in writing when any supplement to the Pricing Package, the Final Prospectus or any amendment to the Final Prospectus has been filed or distributed.

(v) The Issuer will furnish such proper information as may be lawfully required and otherwise cooperate in qualifying the Bonds for offer and sale under the blue-sky laws of the states of the United States as the Representative may designate; provided that the Issuer shall not be required to qualify as a foreign limited liability company or dealer in securities, to file any consents to service of process under the laws of any jurisdiction, or meet any other requirements deemed by the Issuer to be unduly burdensome.

(vi) The Issuer or Kentucky Power will, except as herein provided, pay or cause to be paid all expenses and taxes (except transfer taxes) in connection with (i) the preparation and filing by it of the Registration Statement, Pricing Prospectus and Final Prospectus (including any amendments and supplements thereto) and any Issuer Free Writing Prospectuses, (ii) the issuance and delivery of the Bonds as provided in Section 7 hereof (including, without limitation, reasonable fees and disbursements of Counsel for the Underwriters and all trustee, rating agency and Kentucky Commission advisor fees), (iii) the qualification of the Bonds under blue-sky laws (including counsel fees not to exceed $15,000), (iv) the printing and delivery to the Underwriters of reasonable quantities of the Registration Statement and, except as provided in Section 8(a)(iv) hereof, of the Pricing Package and Final Prospectus. If the obligation of the Underwriters to purchase the Bonds terminates in accordance with the provisions of Sections 7 (but excluding terminations arising thereunder out of an Underwriter default), 9, 10 or 12 hereof, the Issuer or Kentucky Power (i) will reimburse the Underwriters for the reasonable fees and disbursements of Counsel for the Underwriters, and (ii) will reimburse the Underwriters for their reasonable out-of-pocket expenses, such out-of-pocket expenses in an aggregate amount not exceeding $200,000, incurred in contemplation of the performance of this Underwriting Agreement. The Issuer shall not in any event be liable to any of the several Underwriters for damages on account of loss of anticipated profits.

(vii) During the period from the date of this Underwriting Agreement to the date that is five days after the Closing Date, the Issuer will not, without the prior written consent of the Representative, offer, sell or contract to sell, or otherwise dispose of, directly or indirectly, or announce the offering of, any asset-backed securities (other than the Bonds).

(viii) To the extent, if any, that any rating necessary to satisfy the condition set forth in Section 9(v) of this Underwriting Agreement is conditioned upon the furnishing of documents or the taking of other actions by the Issuer on or after the Closing Date, the Issuer shall furnish such documents and take such other actions.

(ix) For a period from the date of this Underwriting Agreement until the retirement of the Bonds or until such time as the Underwriters shall cease to maintain a secondary market in the Bonds, whichever occurs first, the Issuer shall file with the Commission, and to the extent permitted by and consistent with the Issuer’s obligations under applicable law, make available on the website associated with the Issuer’s parent, such periodic reports, if any, as are required (without regard to the number of holders of Bonds to the extent permitted by and consistent with the Issuer’s obligations under applicable law) from time to time under Section 13 or Section 15(d) of the Exchange Act; provided that the Issuer shall not voluntarily suspend or terminate its filing obligations with the Commission unless permitted under applicable law and the terms of the Basic Documents. The Issuer shall also, to the extent permitted by and consistent with the Issuer’s obligations under applicable law, include in the periodic and other reports to be filed with the Commission as provided above or posted on the website associated with the Issuer’s parent, such information as required by Section 3.07(g) of the Indenture with respect to the Bonds. To the extent that the Issuer’s obligations are terminated or limited by an amendment to Section 3.07(g) of the Indenture, or otherwise, such obligations shall be correspondingly terminated or limited hereunder.

(x) The Issuer and Kentucky Power will not file any amendment to the Registration Statement or amendment or supplement to the Final Prospectus or amendment or supplement to the Pricing Package during the period when a prospectus relating to the Bonds is required to be delivered under the Securities Act, without prior notice to the Underwriters, or to which Winston & Strawn LLP, who are acting as counsel for the Underwriters (“Counsel for the Underwriters”), shall reasonably object by written notice to Kentucky Power and the Issuer.

(xi) So long as any of the Bonds are outstanding, the Issuer will furnish to the Representative, if and to the extent not posted on EDGAR or the Issuer or its affiliate’s website, (A) as soon as available, a copy of each report of the Issuer filed with the Commission under the Exchange Act or mailed to the Bondholders (to the extent such reports are not publicly available on the Commission’s website), (B) upon request, a copy of any filings with the Kentucky Commission pursuant to the Financing Order including, but not limited to, any issuance advice letter or any routine or non-routine true-up adjustment filings, and (C) from time to time, any information concerning the Issuer as the Representative may reasonably request.

(xii) So long as the Bonds are rated by any Rating Agency, the Issuer will comply with the 17g-5 Representations, other than (x) any noncompliance of the 17g-5 Representations that would not have a material adverse effect on the rating of the Bonds or the Bonds or (y) any noncompliance arising from the breach by an Underwriter of the representations and warranties and covenants set forth in Section 13 hereof.

(b) Covenants of Kentucky Power. Kentucky Power covenants and agrees with the several Underwriters that, to the extent that the Issuer has not already performed such act pursuant to Section 8(a):

(i) To the extent permitted by applicable law and the agreements and instruments that bind Kentucky Power, Kentucky Power will use its reasonable best efforts to cause the Issuer to comply with the covenants set forth in Section 8(a) hereof.

(ii) Kentucky Power will use its reasonable best efforts to prevent the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement and, if issued, to obtain as soon as possible the withdrawal thereof.

(iii) If, during such period of time (not exceeding nine months) after the Final Prospectus has been filed with the Commission pursuant to Rule 424 under the Securities Act as in the opinion of Counsel for the Underwriters a prospectus covering the Bonds is required by law to be delivered in connection with sales by an Underwriter or dealer (including in circumstances where such requirement may be satisfied pursuant to Rule 172 under the Securities Act), any event relating to or affecting Kentucky Power, the Bonds or the Cost Recovery Property or of which Kentucky Power shall be advised in writing by the Representative shall occur that in Kentucky Power’s reasonable judgment after consultation with Counsel for the Underwriters should be set forth in a supplement to, or an amendment of, the Pricing Package or the Final Prospectus in order to make the Pricing Package or the Final Prospectus not misleading in the light of the circumstances when it is delivered to a purchaser (including in circumstances where such requirement may be satisfied pursuant to Rule 172 under the Securities Act), Kentucky Power will cause the Issuer, at Kentucky Power’s or the Issuer’s expense, to amend or supplement the Pricing Package or the Final Prospectus by either (A) preparing and furnishing to the Underwriters at Kentucky Power’s or the Issuer’s expense a reasonable number of copies of a supplement or supplements or an amendment or amendments to the Pricing Package or the Final Prospectus or (B) causing the Issuer to make an appropriate filing pursuant to Section 13 or Section 15 of the Exchange Act, which will supplement or amend the Pricing Package or the Final Prospectus so that, as supplemented or amended, it will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances when the Pricing Package or the Final Prospectus is delivered to a purchaser (including in circumstances where such requirement may be satisfied pursuant to Rule 172 under the Securities Act), not misleading; provided, that should such event relate solely to the activities of any of the Underwriters, then such Underwriters shall assume the expense of preparing and furnishing any such amendment or supplement. Kentucky Power will also fulfill its obligations set out in Section 4(d). Kentucky Power will cause the Issuer to advise the Representative promptly in writing when any supplement to the Pricing Package, the Final Prospectus or any amendment to the Final Prospectus has been filed or distributed.

(iv) During the period from the date of this Underwriting Agreement to the date that is five days after the Closing Date, Kentucky Power will not, without the prior written consent of the Representative, offer, sell or contract to sell, or otherwise dispose of, directly or indirectly, or announce the offering of, any asset-backed securities (other than the Bonds).

(v) Kentucky Power will cause the proceeds for the issuance and sale of the Bonds to be applied for the purposes described in the Pricing Prospectus.

(vi) As soon as practicable, but not later than 16 months, after the date hereof, Kentucky Power will make generally available (by posting on its website or otherwise) to its security holders, an earnings statement (which need not be audited) that will satisfy the provisions of Section 11(a) of the Securities Act.

(vii) To the extent, if any, that any rating necessary to satisfy the condition set forth in Section 9(v) of this Underwriting Agreement is conditioned upon the furnishing of documents or the taking of other actions by Kentucky Power on or after the Closing Date, Kentucky Power shall furnish such documents and take such other actions.

(viii) The initial cost recovery charge will be calculated in accordance with the Financing Order.

(ix) Kentucky Power will not file any amendment to the Registration Statement or amendment or supplement to the Final Prospectus or amendment or supplement to the Pricing Package during the period when a prospectus relating to the Bonds is required to be delivered under the Securities Act, without prior notice to the Underwriters or to which Counsel for the Underwriters shall reasonably object by written notice to Kentucky Power.

(x) So long as any of the Bonds are outstanding, Kentucky Power, in its capacity as sponsor with respect to the Bonds, will cause the Issuer to furnish to the Representative, if and to the extent not posted on EDGAR or Kentucky Power or its affiliate’s website, (A) upon request, a copy of any filings with the Kentucky Commission pursuant to the Financing Order including, but not limited to any issuance advice letter, any routine or non-routine true-up adjustment filings, and (B) from time to time, any public financial information in respect of Kentucky Power, or any material information regarding the Cost Recovery Property to the extent it is reasonably available (other than confidential or proprietary information) concerning the Issuer as the Representative may reasonably request.

(xi) So long as the Bonds are rated by a Rating Agency, Kentucky Power, in its capacity as sponsor with respect to the Bonds, will cause the Issuer to comply with the 17g-5 Representations, other than (x) any noncompliance of the 17g-5 Representations that would not have a material adverse effect on the rating of the Bonds or the Bonds or (y) any noncompliance arising from the breach by an Underwriter of the representations and warranties and covenants set forth in Section 13 hereof.

9. Conditions to the Obligations of the Underwriters. The obligations of the Underwriters to purchase the Bonds shall be subject to the accuracy of the representations and warranties on the part of the Issuer and Kentucky Power contained in this Underwriting Agreement, on the part of Kentucky Power contained in Article III of the Sale Agreement, and on the part of Kentucky Power contained in Section 6.01 of the Servicing Agreement as of the Closing Date, to the accuracy of the statements of the Issuer and Kentucky Power made in any certificates pursuant to the provisions hereof, to the performance by the Issuer and Kentucky Power of their obligations hereunder, and to the following additional conditions:

(a) The Final Prospectus shall have been filed with the Commission pursuant to Rule 424 under the Securities Act prior to 2:16 P.M., New York time, on the second business day after the date of this Underwriting Agreement. In addition, all material required to be filed by the Issuer or Kentucky Power pursuant to Rule 433(d) under the Securities Act that was prepared by either of them or that was prepared by any Underwriter and timely provided to the Issuer or Kentucky Power shall have been filed with the Commission within the applicable time period prescribed for such filing by such Rule 433(d) under the Securities Act.

(b) No stop order suspending the effectiveness of the Registration Statement shall be in effect, and no proceedings for that purpose shall be pending before, or threatened by, the Commission on the Closing Date; and the Underwriters shall have received one or more certificates, dated the Closing Date and signed by an officer of Kentucky Power and the Issuer, as appropriate, to the effect that no such stop order is in effect and that no proceedings for such purpose are pending before, or to the knowledge of Kentucky Power or the Issuer, as the case may be, threatened by, the Commission.

(c) Winston & Strawn LLP, counsel for the Underwriters, shall have furnished to the Representative their written opinion, dated the Closing Date, with respect to the issuance and sale of the Bonds, the Indenture, the other Issuer Documents, the Registration Statement and other related matters; and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters.

(d) Richards, Layton & Finger, P.A., special Delaware counsel for the Issuer, shall have furnished to the Representative their written opinion, dated the Closing Date, in form and substance reasonably satisfactory to the Representative, regarding the filing of a voluntary bankruptcy petition.

(e) Richards, Layton & Finger, P.A., special Delaware counsel for the Issuer, shall have furnished to the Representative their written opinion, dated the Closing Date, in form and substance reasonably satisfactory to the Representative, regarding certain Delaware Uniform Commercial Code matters.

(f) Richards, Layton & Finger, P.A., special Delaware counsel for the Issuer, shall have furnished to the Representative their written opinion, dated the Closing Date, in form and substance reasonably satisfactory to the Representative, regarding certain Delaware limited liability company matters.

(g) Sidley Austin LLP, counsel for the Issuer and Kentucky Power, shall have furnished to the Representative their written opinion, dated the Closing Date, in form and substance reasonably satisfactory to the Representative, regarding certain aspects of the transactions contemplated by the Issuer Documents, including the Indenture and the Trustee’s security interest under the Uniform Commercial Code and certain federal tax matters.

(h) Sidley Austin LLP, counsel for the Issuer and Kentucky Power, shall have furnished to the Representative their written opinion, dated the Closing Date, in form and substance reasonably satisfactory to the Representative, regarding securities laws matters.

(i) Sidley Austin LLP, counsel for the Issuer and Kentucky Power, shall have furnished to the Representative their written opinion, dated the Closing Date, in form and substance reasonably satisfactory to the Representative, (i) to the effect that a court sitting in bankruptcy would not order the substantive consolidation of the assets and liabilities of the Issuer with those of Kentucky Power in connection with a bankruptcy, reorganization or other insolvency proceeding involving Kentucky Power, (ii) that if Kentucky Power were to become a debtor in such insolvency proceeding, such court would hold that the Cost Recovery Property is not property of the estate of Kentucky Power and (iii) regarding certain bankruptcy and creditor’s rights matters relating to the Issuer.

(j) Stites & Harbison PLLC, special Kentucky counsel for the Issuer and Kentucky Power, shall have furnished to the Representative their written opinion, dated the Closing Date, in form and substance reasonably satisfactory to the Representative, regarding enforceability, certain Kentucky perfection and priority issues and certain corporate matters.

(k) Stites & Harbison PLLC, special Kentucky counsel for the Issuer and Kentucky Power, shall have furnished to the Representative their written opinion, dated the Closing Date, in form and substance reasonably satisfactory to the Representative, regarding certain Kentucky constitutional matters relating to the Cost Recovery Property.

(l) Stites & Harbison PLLC, special Kentucky counsel for the Issuer and Kentucky Power, shall have furnished to the Representative their written opinion, dated the Closing Date, in form and substance reasonably satisfactory to the Representative, with respect to the characterization of the transfer of the Cost Recovery Property by Kentucky Power to the Issuer as a “true sale” for Kentucky law purposes.

(m) Sidley Austin LLP, counsel for the Issuer and Kentucky Power, shall have furnished to the Representative its written respective opinions, dated the Closing Date, in form and substance reasonably satisfactory to the Representative, regarding certain federal constitutional matters relating to the Cost Recovery Property.

(n) Chapman and Cutler LLP, special counsel for the Indenture Trustee, shall have furnished to the Representative their written opinion, dated the Closing Date, in form and substance reasonably satisfactory to the Representative, regarding certain matters relating to the Indenture Trustee and the Securities Intermediary.

(o) Sidley Austin LLP, counsel for the Issuer and Kentucky Power, shall have furnished to the Representative their written opinion, dated the Closing Date, in form and substance reasonably satisfactory to the Representative, regarding certain bankruptcy matters relating to the Issuer.

(p) Stites & Harbison PLLC, Kentucky regulatory counsel for the Issuer and Kentucky Power, shall have furnished to the Representative their written opinion, dated the Closing Date, in form and substance reasonably satisfactory to the Representative, regarding certain Kentucky regulatory issues.

(q) Stites & Harbison PLLC, special Kentucky tax counsel for the Issuer and Kentucky Power, shall have furnished to the Representative their written opinion, dated the Closing Date, in form and substance reasonably satisfactory to the Representative, regarding certain Kentucky tax matters.

(r) On or before the date of this Underwriting Agreement and on or before the Closing Date, a nationally recognized accounting firm reasonably acceptable to the Representative shall have furnished to the Representative one or more reports regarding certain calculations and computations relating to the Bonds, in form or substance reasonably satisfactory to the Representative, in each case in respect of which the Representative shall have made specific requests therefor and shall have provided acknowledgment or similar letters to such firm reasonably necessary in order for such firm to issue such reports.

(s) Subsequent to the respective dates as of which information is given in each of the Registration Statement, the Pricing Prospectus and the Final Prospectus, there shall not have been any change specified in the letters required by subsection (r) of this Section 9 which is, in the judgment of the Representative, so material and adverse as to make it impracticable or inadvisable to proceed with the offering or the delivery of the Bonds as contemplated by the Registration Statement and the Final Prospectus.

(t) The LLC Agreement, the Administration Agreement, the Intercreditor Agreement, the Joinder Agreement, the Sale Agreement, the Servicing Agreement and the Indenture and any amendment or supplement to any of the foregoing shall have been executed and delivered.

(u) Since the respective dates as of which information is given in each of the Registration Statement and in the Pricing Prospectus and as of the Closing Date there shall have been no (i) material adverse change in the business, property or financial condition of Kentucky Power and its subsidiaries, taken as a whole, whether or not in the ordinary course of business, or of the Issuer or (ii) adverse development concerning the business or assets of Kentucky Power and its subsidiaries, taken as a whole, or of the Issuer which would be reasonably likely to result in a material adverse change in the prospective business, property or financial condition of Kentucky Power and its subsidiaries, taken as a whole, whether or not in the ordinary course of business, or of the Issuer or (iii) development which would be reasonably likely to result in a material adverse change, in the Cost Recovery Property, the Bonds or the Financing Order.

(v) At the Closing Date, (i) the Bonds shall be rated at least the ratings set forth in the Pricing Term Sheet by Moody’s Investors Service, Inc. (“Moody’s”) and Standard & Poor’s Ratings Services, a Standard & Poor’s Financial Services LLC business (“S&P”), respectively, and the Issuer shall have delivered to the Underwriters a letter from each such rating agency, or other evidence satisfactory to the Underwriters, confirming that the Bonds have such ratings, and (ii) none of Moody’s and S&P shall have, since the date of this Underwriting Agreement, downgraded or publicly announced that it has under surveillance or review, with possible negative implications, its ratings of the Bonds.

(w) The Issuer and Kentucky Power shall have furnished or caused to be furnished to the Representative at the Closing Date certificates of officers of Kentucky Power and the Issuer, reasonably satisfactory to the Representative, as to the accuracy of the representations and warranties of the Issuer and Kentucky Power herein, in the Sale Agreement, Servicing Agreement and the Indenture at and as of the Closing Date, as to the performance by the Issuer and Kentucky Power of all of their obligations hereunder to be performed at or prior to such Closing Date, as to the matters set forth in subsections (b) and (w) of this Section and as to such other matters as the Representative may reasonably request.

(x) An issuance advice letter, in a form consistent with the provisions of the Financing Order, shall have been filed with the Kentucky Commission and the Kentucky Commission shall not have issued a Disapproval Order prior to noon on the fourth business day after the pricing date for the Bonds.

(y) On or prior to the Closing Date, the Issuer shall have delivered to the Representative evidence, in form and substance reasonably satisfactory to the Representative, that appropriate filings have been or are being made in accordance with the “Kentucky Utilities Act,” as codified at KRS §§ 278.010, 278.670-.696 and KRS §65.114, the Financing Order and other applicable law reflecting the grant of a security interest by the Issuer in the collateral relating to the Bonds to the Indenture Trustee, including the filing of the requisite notices in the office of the Secretary of State of the State of Kentucky.

(z) On or prior to the Closing Date, Kentucky Power shall have funded the capital subaccount of the Issuer with cash in an amount equal to $2,388,745.

(aa) The Issuer and Kentucky Power shall have furnished or caused to be furnished or agree to furnish to the Rating Agencies at the Closing Date such opinions and certificates as the Rating Agencies shall have reasonably requested prior to the Closing Date.

Any opinion letters delivered on the Closing Date to the Rating Agencies beyond those being delivered to the Underwriters above shall either (x) include the Underwriters as addressees or (y) be accompanied by reliance letters addressed to the Underwriters referencing such letters.

If any of the conditions specified in this Section 9 shall not have been fulfilled when and as provided in this Underwriting Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Underwriting Agreement shall not be in all material respects reasonably satisfactory in form and substance to the Representative and Counsel for the Underwriters, all obligations of the Underwriters hereunder may be canceled at, or at any time prior to, the Closing Date by the Representative. Notice of such cancellation shall be given to the Issuer in writing or by telephone or facsimile confirmed in writing.

10. Conditions of Issuer’s Obligations. The obligation of the Issuer to deliver the Bonds shall be subject to the conditions that no stop order suspending the effectiveness of the Registration Statement shall be in effect at the Closing Date and no proceeding for that purpose shall be pending before, or threatened by, the Commission at the Closing Date and the Kentucky Commission shall not have issued a Disapproval Order with respect to the issuance advice letter prior to noon on the fourth business day after the pricing date for the Bonds, as described in Section 9(x). In case these conditions shall not have been fulfilled, this Underwriting Agreement may be terminated by the Issuer upon notice thereof to the Underwriters. Any such termination shall be without liability of any party to any other party except as otherwise provided in Sections 8(a)(vi) and 11 hereof.

11. Indemnification and Contribution.

(a) Kentucky Power and the Issuer, jointly and severally, shall indemnify, defend and hold harmless each Underwriter, each Underwriter’s officers and directors and each person who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Securities Act or Exchange Act or any other statute or common law and shall reimburse each such Underwriter and controlling person for any reasonable legal or other expenses (including, to the extent hereinafter provided, reasonable counsel fees) as and when incurred by them in connection with investigating any such losses, claims, damages or liabilities or in connection with defending any actions, insofar as such losses, claims, damages, liabilities, expenses or actions arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) any untrue statement or alleged untrue statement of a material fact contained in the Pricing Prospectus, each Issuer Free Writing Prospectus, the Pricing Package, the Final Prospectus or, in each case, any amendment or supplement thereto, collectively, or any omission or alleged omission to state therein a material fact necessary to make the statements therein, in the light of the circumstances in which they were made, not misleading or (iii) any information prepared by or on behalf of Kentucky Power or the Issuer and provided to the Underwriters; provided, however, that the indemnity agreement contained in this Section 11 shall not apply to any such losses, claims, damages, liabilities, expenses or actions arising out of, or based upon, any such untrue statement or alleged untrue statement, or any such omission or alleged omission, in each case if such statement or omission was made in reliance upon and in conformity with any Underwriter Information (as defined in Section 11(b) hereof), or arising out of, or based upon, statements in or omissions from that part of the Registration Statement that shall constitute the Statement of Eligibility under the Trust Indenture Act of the Indenture Trustee with respect to any indenture qualified pursuant to the Registration Statement; provided, further that the indemnity agreement contained in this Section 11 shall not inure to the benefit of any Underwriter (or of any officer or director of such Underwriter or of any person controlling such Underwriter within the meaning of Section 15 of the Securities Act) on account of any such losses, claims, damages, liabilities, expenses or actions, joint or several, arising from the sale of the Bonds to any person to whom such Underwriter has sold Bonds if a copy of the Pricing Prospectus (including any amendment or supplement thereto if any amendments or supplements thereto shall have been furnished to the Underwriters reasonably prior to the time of the sale involved) shall not have been given or sent to such person by or on behalf of such Underwriter at the time of or prior to the sale of the Bonds to such person unless the alleged omission or alleged untrue statement was not corrected in the Pricing Prospectus (including any amendment or supplement thereto if any amendments or supplements thereto have been furnished to the Underwriters reasonably prior to the time of the sale involved) at the time of such sale. The indemnity agreement of Kentucky Power and the Issuer contained in this Section 11 and the representations and warranties of the Issuer and Kentucky Power contained in Sections 3 and 4 hereof shall remain operative and in full force and effect regardless of any termination of this Underwriting Agreement or of any investigation made by or on behalf of any Underwriter, its officers or its directors or any such controlling person, and shall survive the delivery of the Bonds.

(b) Each Underwriter shall severally and not jointly indemnify, defend and hold harmless Kentucky Power and the Issuer, each of Kentucky Power’s and the Issuer’s respective officers, directors, and managers, and each person who controls the Issuer or Kentucky Power within the meaning of Section 15 of the Securities Act, from and against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Securities Act or any other statute or common law and shall reimburse each of them for any reasonable legal or other expenses (including, to the extent hereinafter provided, reasonable counsel fees) as and when incurred by them in connection with investigating any such losses, claims, damages or liabilities or in connection with defending any actions, insofar as such losses, claims, damages, liabilities, expenses or actions arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, if such statement or omission was made in reliance upon and in conformity with the Underwriter Information or (ii) any untrue statement or alleged untrue statement of a material fact contained in the Final Prospectus, each Issuer Free Writing Prospectus, the Pricing Package, collectively, or any omission or alleged omission to state therein a material fact necessary to make the statements therein, in the light of the circumstances in which they were made, not misleading, if such statement or omission was made in reliance upon and in conformity with the Underwriter Information. The only “Underwriter Information” furnished to Kentucky Power by the Underwriters in writing expressly for use in such foregoing documents is set forth in Schedule IV hereto. The indemnity agreement of the respective Underwriters contained in this Section 11 and the representations and warranties of the Underwriters contained in Sections 5 and 13 hereof shall remain operative and in full force and effect regardless of any termination of this Underwriting Agreement or of any investigation made by or on behalf of Kentucky Power or the Issuer, their directors, managers or officers, any such Underwriter, or any such controlling person, and shall survive the delivery of the Bonds.

(c) Kentucky Power, the Issuer and the several Underwriters each shall, upon the receipt of notice of the commencement of any action against it or any person controlling it as aforesaid, in respect of which indemnity may be sought on account of any indemnity agreement contained herein, promptly give written notice of the commencement thereof to the party or parties against whom indemnity shall be sought under (a) or (b) above, but the failure to notify such indemnifying party or parties of any such action shall not relieve such indemnifying party or parties from any liability hereunder to the extent such indemnifying party or parties is/are not materially prejudiced as a result of such failure to notify and in any event shall not relieve such indemnifying party or parties from any liability which it or they may have to the indemnified party otherwise than on account of such indemnity agreement. In case such notice of any such action shall be so given, such indemnifying party shall be entitled to participate at its own expense in the defense, or, if it so elects, to assume (in conjunction with any other indemnifying parties) the defense of such action, in which event such defense shall be conducted by counsel chosen by such indemnifying party or parties and reasonably satisfactory to the indemnified party or parties who shall be defendant(s) in such action, and such defendant(s) shall bear the fees and expenses of any additional counsel retained by them; but if the indemnifying party shall elect not to assume the defense of such action, such indemnifying party will reimburse such indemnified party or parties for the reasonable fees and expenses of any counsel retained by them; provided, however, if the defendants in any such action (including impleaded parties) include both the indemnified party and the indemnifying party and counsel for the indemnifying party shall have reasonably concluded that there may be a conflict of interest involved in the representation by a single counsel of both the indemnifying party and the indemnified party, the indemnified party or parties shall have the right to select separate counsel, satisfactory to the indemnifying party, whose reasonable fees and expenses shall be paid by such indemnifying party, to participate in the defense of such action on behalf of such indemnified party or parties (it being understood, however, that the indemnifying party shall not be liable for the fees and expenses of more than one separate counsel (in addition to local counsel) representing the indemnified parties who are parties to such action). Each indemnifying party and indemnified party hereunder agrees that, without the prior written consent of the other parties, whether they are indemnified parties or indemnifying parties, as applicable (which consent shall not be unreasonably withheld in the case of any indemnifying party but may be withheld in the sole discretion of any indemnified party), it will not settle, compromise or consent to the entry of any judgment in any claim in respect of which indemnification may be sought under the indemnification provisions of this Underwriting Agreement, unless such settlement, compromise or consent (i) includes an unconditional release of such other party from all liability arising out of such claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of such other party.

(d) If the indemnification provided for in subparagraph (a) or (b) above shall be unavailable to or insufficient to hold harmless an indemnified party, each indemnifying party agrees to contribute to such indemnified party with respect to any and all losses, claims, damages, liabilities and expenses for which each such indemnification provided for in subparagraph (a) or (b) above shall be unavailable or insufficient, in such proportion as shall be appropriate to reflect (i) the relative benefits received by Kentucky Power and the Issuer on the one hand and the Underwriters on the other hand from the offering of the Bonds pursuant to this Underwriting Agreement or (ii) if an allocation solely on the basis provided by clause (i) is not permitted by applicable law or is inequitable or against public policy, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of each indemnifying party on the one hand and the indemnified party on the other in connection with the statements or omissions which have resulted in such losses, claims, damages, liabilities and expenses and (iii) any other relevant equitable considerations; provided, however, that no indemnified party guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any indemnifying party not guilty of such fraudulent misrepresentation. Relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by such indemnifying party or the indemnified party and each such party’s relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. Kentucky Power, the Issuer and each of the Underwriters agree that it would not be just and equitable if contributions pursuant to this subparagraph (d) were to be determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this Section 11, no Underwriter shall be required to contribute in excess of the amount equal to the excess of (i) the total underwriting discount and commissions received by it, over (ii) the amount of any damages which such Underwriter has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission. The obligations of each Underwriter to contribute pursuant to this Section 11 are several and not joint and shall be in the same proportion as such Underwriter’s obligation to underwrite Bonds is to the total number of Bonds set forth in Schedule II hereto.

12. Termination. This Underwriting Agreement may be terminated, at any time prior to the Closing Date with respect to the Bonds by the Representative by written notice to the Issuer if after the date hereof and at or prior to the Closing Date (a) trading in securities on the New York Stock Exchange (“NYSE”) shall have been generally suspended by the Commission or by the NYSE, (b) there shall have occurred any material outbreak or escalation of hostilities (including without limitation, an act of terrorism), declaration by the United States of a national emergency or war or other national or international calamity or crisis, including, but not limited to, a material escalation of hostilities that existed prior to the date of this Underwriting Agreement, (c) a material adverse change in the financial markets in the United States or (d) a general banking moratorium shall have been declared by Federal or New York State authorities, and the effect of any such event specified in clause (a), (b), (c) or (d) above on the financial markets of the United States shall be such as to materially and adversely affect, in the reasonable judgment of the Representative, their ability to proceed with the public offering or the delivery of the Bonds on the terms and in the manner contemplated by the Final Prospectus. Any termination hereof pursuant to this Section 12 shall be without liability of any party to any other party except as otherwise provided in Sections 8(a)(vi) and 11 hereof.

13. Representations, Warranties and Covenants of the Underwriters. The Underwriters, severally and not jointly, represent, warrant and agree with the Issuer and Kentucky Power that, unless the Underwriters obtained, or will obtain, the prior written consent of the Issuer or Kentucky Power, the Representative (x) has not delivered, and will not deliver, any Rating Information (as defined below) to any Rating Agency until and unless the Issuer or Kentucky Power advises the Underwriters that such Rating Information is posted to password-protected website maintained by the Servicer pursuant to paragraph (a)(3)(iii)(B) of Rule 17g-5 under the Exchange Act in the same form as it will be provided to such Rating Agency, and (y) has not participated, and will not participate, with any Rating Agency in any oral communication of any Rating Information without the participation of a representative of the Issuer or Kentucky Power. For purposes of this Section 13, “Rating Information” means any information provided to a Rating Agency for the purpose of determining an initial credit rating on the Bonds.

14. Absence of Fiduciary Relationship. Each of the Issuer and Kentucky Power acknowledges and agrees that the Underwriters are acting solely in the capacity of an arm’s length contractual counterparty to the Issuer and Kentucky Power with respect to the offering of the Bonds contemplated hereby (including in connection with determining the terms of the offering) and not as a financial advisor or a fiduciary to Kentucky Power, or an agent of, the Issuer or Kentucky Power. Additionally, none of the Underwriters is advising the Issuer or Kentucky Power as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction. The Issuer and Kentucky Power shall consult with their own advisors concerning such matters and shall be responsible for making their own independent investigation and appraisal of the transactions contemplated hereby, and the Underwriters shall have no responsibility or liability to the Issuer or Kentucky Power with respect thereto. Any review by the Underwriters of the Issuer or Kentucky Power, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Underwriters and shall not be on behalf of the Issuer or Kentucky Power.

15. Notices. All communications hereunder will be in writing and may be given by United States mail, courier service, telecopy, telefax or facsimile (confirmed by telephone or in writing in the case of notice by telecopy, telefax or facsimile) or any other customary means of communication, and any such communication shall be effective when delivered, or if mailed, three days after deposit in the United States mail with proper postage for ordinary mail prepaid, and if sent to the Representative, to it at the address specified in Schedule I hereto; and if sent to Kentucky Power, to it at 1 Riverside Plaza, Columbus, Ohio 43215, Attention: Treasurer; and if sent to the Issuer, to it at 1645 Winchester Avenue, Ashland, Kentucky 41101, Attention: Manager. The parties hereto, by notice to the others, may designate additional or different addresses for subsequent communications.

16. Successors. This Underwriting Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and controlling persons referred to in Section 11 hereof, and no other person will have any right or obligation hereunder.

17. Applicable Law. This Underwriting Agreement will be governed by and construed in accordance with the laws of the State of New York.

THIS UNDERWRITING AGREEMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS AGREEMENT, THE RELATIONSHIPS OF THE PARTIES AND/OR THE INTERPRETATIONS AND ENFORCEMENT OF THE RIGHTS AND DUTIES OF THE PARTIES SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO ITS CONFLICT OF LAW PROVISIONS (OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW). EACH OF THE PARTIES HERETO HEREBY AGREES TO THE EXCLUSIVE JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED WITHIN THE STATE OF NEW YORK. EACH OF THE PARTIES HERETO HEREBY WAIVES ANY OBJECTION BASED ON FORUM NON CONVENIENS, AND ANY OBJECTION TO VENUE OF ANY ACTION INSTITUTED HEREUNDER IN ANY OF THE AFOREMENTIONED COURTS AND CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY SUCH COURT.

TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH OF THE PARTIES HERETO WAIVES ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE BETWEEN THE PARTIES HERETO ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP BETWEEN ANY OF THEM IN CONNECTION WITH THIS UNDERWRITING AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. INSTEAD, ANY SUCH DISPUTE RESOLVED IN COURT WILL BE RESOLVED IN A BENCH TRIAL WITHOUT A JURY.

18. Counterparts. This Underwriting Agreement may be signed in any number of counterparts, each of which shall be deemed an original, which taken together shall constitute one and the same instrument. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Underwriting Agreement or any document to be signed in connection with this Underwriting Agreement shall be deemed to include electronic signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, and the parties hereto consent to conduct the transactions contemplated hereunder by electronic means.

19. Integration. This Agreement supersedes all prior agreements and understandings (whether written or oral) among the Issuer, Kentucky Power and the Underwriters, or any of them, with respect to the subject matter hereof.

20. Third-Party Beneficiary; Amendments. The Commission shall be a third-party beneficiary, for the benefit of the customers of Kentucky Power, of this Underwriting Agreement and shall be authorized to enforce the provisions of this Underwriting Agreement for the benefit of such customers. This Underwriting Agreement may only be amended upon the written consent of the parties hereto and of the Kentucky Commission.

21. Recognition of the U.S. Special Resolution Regimes

(a) In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Underwriting Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Underwriting Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b) the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Underwriting Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Underwriting Agreement were governed by the laws of the United States or a state of the United States.

“BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).

“Covered Entity” means any of the following:

(i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(ii) aa “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among Kentucky Power, the Issuer and the several Underwriters.

Very truly yours, KENTUCKY POWER COMPANY

By:	/s/ Matthew D. Fransen
Name:	Matthew D. Fransen
Title:	Vice President and Treasurer

KENTUCKY POWER COST RECOVERY LLC

By:	/s/ Matthew D. Fransen
Name:	Matthew D. Fransen
Title:	Vice President and Treasurer

CONFIRMED AND ACCEPTED BY: JEFFERIES LLC

By:	/s/ John A. Kearney
Name:	John A. Kearney
Title:	Managing Director

GUGGENHEIM SECURITIES, LLC

By:	/s/ Cory Wishengrad
Name:	Cory Wishengrad
Title:	Senior Managing Director

SMBC NIKKO SECURITIES AMERICA, INC.

By:	/s/ Takashi Fueno
Name:	Takashi Fueno
Title:	Managing Director

Signature Page to Underwriting Agreement

Schedule I

Underwriting Agreement dated June 5, 2025

Registration Statement Nos. 333-284112 and 333-284112-01

Representative:	Jefferies LLC

Address:	520 Madison Avenue New York, New York 10022

Attention:	John Kearney, Managing Director

Title, Purchase Price and Description of Bonds

Title:	Kentucky Power Cost Recovery LLC Series 2025 Senior Secured Recovery Bonds

	Total Principal Amount of Bonds	Bond Rate	Price to Public	Underwriting Commission	Proceeds to Issuer (Before Expenses)
Bonds – Tranche A	$477,749,000	5.296%	99.97878%	0.40%	$475,736,625.66
Original Issue Discount (if any): $101,378.34
Redemption provisions: None
Other provisions: None
Closing Date, Time and Location:	June 12, 2025, 10:00 a.m. (Eastern time); offices of Sidley Austin
LLP; 1000 Louisiana Street, Suite 5900, Houston, Texas 77002 and
simultaneously in the offices of Winston & Strawn LLP, 200 Park
	Avenue, New York, New York 10166

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SCHEDULE II

Principal Amount of Bonds to be Purchased

Underwriter	Principal Amount of Bonds
Jefferies LLC	$191,099,600
Guggenheim Securities, LLC	$143,324,700
SMBC Nikko Securities America, Inc.	$143,324,700
Total	$477,749,000

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SCHEDULE III

Schedule of Issuer Free Writing Prospectuses

Free Writing Prospectuses not required to be filed

Electronic Road Show

Free Writing Prospectuses required to be filed pursuant to Rule 433

Preliminary Term Sheet, dated May 28, 2025

Pricing Term Sheet, dated June 5, 2025

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SCHEDULE IV

Descriptive List of Underwriter Provided Information

Pricing Prospectus

under the heading “PLAN OF DISTRIBUTION” in the Preliminary Prospectus: (i) the paragraph immediately under “The Underwriters’ Sales Price for the Bonds;” (ii) the third sentence under the caption “No Assurance as to Resale Price or Resale Liquidity for the Bonds;” (iii) the entire first full paragraph under the caption “Various Types of Underwriter Transactions That May Affect the Price of the Bonds” (except the last sentence thereof); and (iv) the second sentence of the second full paragraph and the last sentence of the fifth full paragraph under the caption “Various Types of Underwriter Transactions Which May Affect the Price of the Bonds”; and (b) under the heading “OTHER RISKS ASSOCIATED WITH AN INVESTMENT IN THE BONDS” in the Preliminary Prospectus, the first sentence under the caption “The absence of a secondary market for the Bonds might limit your ability to resell your Bonds.”

Final Prospectus

under the heading “PLAN OF DISTRIBUTION” in the Prospectus: (i) the paragraph immediately under “The Underwriters’ Sale Price for the Bonds”; (ii) the third sentence under the caption “No Assurance as to Resale Price or Resale Liquidity for the Bonds”; (iii) the entire first full paragraph under the caption “Various Types of Underwriter Transactions Which May Affect the Price of the Bonds” (except the last sentence thereof); and (iv) the second sentence of the second full paragraph and the last sentence of the fifth full paragraph under the caption “Various Types of Underwriter Transactions Which May Affect the Price of the Bonds”; and (b) under the heading “OTHER RISKS ASSOCIATED WITH AN INVESTMENT IN THE BONDS” in the Prospectus, the first sentence under the caption “The absence of a secondary market for the Bonds might limit your ability to resell your Bonds.”

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